EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the Registration Statement (File Nos. 33-34502 and 811-6102) (the “Registration Statement”) of MFS Series Trust VI (the “Trust”), of my opinion dated December 27, 2011, appearing in Post-Effective Amendment No. 33 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on December 29, 2011.

BRIAN E. LAGENFELD
Brian E. Lagenfeld
Assistant Clerk and Assistant Secretary

Boston, Massachusetts

February 27, 2012